Exhibit 1.1

Execution Version

CUSTOM TRUCK ONE SOURCE, INC.

12,322,975 Shares

(plus an option to purchase up to 1,848,446 additional Shares)
Common Stock
($0.0001 par value)

Underwriting Agreement

New York, New York
November 17, 2021

Citigroup Global Markets Inc.

As Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

The entities set forth on Schedule II hereto (the “Selling Stockholders”), jointly and severally propose to sell to the several underwriters named in Schedule III hereto (collectively, the “Underwriters”), for whom you (the “Representative”) are acting as representative, the number of shares of common stock, $0.0001 par value (“Common Stock”), of Custom Truck One Source, Inc. (formerly known as Nesco Holdings, Inc.), a Delaware corporation (the “Company”), set forth in Schedule II hereto (said shares to be issued and sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”). The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule II (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule III other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is one or more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine as the context requires.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used in connection with the offering of Securities prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule III hereto and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405

(f) Each Issuer Free Writing Prospectus included in the Disclosure Package does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus included in the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement or included or incorporated by reference into the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(h) Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and, with respect to the Company to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (as defined below).

(i) Except as disclosed in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), all of the issued and outstanding capital stock or other ownership interest of the Company’s subsidiaries have been duly authorized and validly issued, is fully paid and non-assessable and owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the heading “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(n) Neither the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not both (A) reasonably be expected to have a Material Adverse Effect and (B) materially adversely affect the ability of the Underwriter to consummate the transactions contemplated by this Agreement.

(o) The rights of holders of securities of the Company to the registration of such securities under the Registration Statement have been complied with.

(p) The historical consolidated financial statements (including the related notes) of the Company and its subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of their respective operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The historical consolidated financial statements (including the related notes) of Custom Truck One Source, L.P. and subsidiaries (the “Partnership”) included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of their respective operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The unaudited pro forma financial data under the captions “Summary Unaudited Pro Forma Financial Data” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, in all material respects, the information set forth therein on the basis consistent with that of the audited financial statements of the Company and its subsidiaries as set forth in the Preliminary Prospectus, the Final Prospectus and Registration Statement. The statistical and market related data included in the Preliminary Prospectus, the Final Prospectus and Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. The pro forma financial statements included in the Preliminary Prospectus, the Final Prospectus and Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments used in the preparation thereof give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Final Prospectus and Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Final Prospectus and Registration Statement have been prepared in accordance with the SEC’s rules and guidance with respect to pro forma financial information. The pro forma financial statements included in the Preliminary Prospectus, the Final Prospectus and Registration Statement comply in all material respects as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(q) Whether or not disclosed in the Preliminary Prospectus, the Final Prospectus and Registration Statement, subsequent to the respective dates as of which information is given in the Preliminary Prospectus, the Final Prospectus and Registration Statement (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); and (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, except, with respect to this clause (ii), such as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

(r) Each of the Company and its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i)(p) hereof in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) such as do not materially interfere with the current use made or proposed in the Disclosure Package and the Final Prospectus to be made of such property by such persons, (ii) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) liens pursuant to any Existing Instrument (as defined below) or otherwise described in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(s) None of the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any law of statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(t) (I) Deloitte & Touche LLP, which expressed its opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Partnership, in each case, on a consolidated basis for the fiscal years ended December 31, 2020, 2019 and 2018 included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and Registration Statement, was an independent accountant with respect to the Partnership, in each case, within the applicable rules and regulations adopted by the American Institute of Certified Public Accountants and as required by the Securities Act for the applicable periods as to which it expressed its opinion; (II) Deloitte & Touche LLP, which expressed its opinion with respect to the audited financial statements of Nesco Holdings, Inc. on a consolidated basis for the fiscal years ended December 31, 2020, 2019 and 2018 included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and Registration Statement, was an independent registered public accounting firm with respect to the Company and its subsidiaries, in each case, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act for the applicable periods as to which it expressed its opinion and (III) Ernst & Young LLP is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each of the Company and its subsidiaries (i) has filed or caused to be filed (taking into account any applicable extensions to file) all tax returns required to be filed by it and (ii) has paid or caused to be paid all taxes required to be paid by it (whether or not shown on a tax return) and any related or similar assessment, fine or penalty levied against it, except for taxes or any such assessment, fine or penalty that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. The Company and its subsidiaries have made adequate charges, accruals and reserves as required by GAAP in the applicable financial statements referred to in Section 1(i)(p) hereof in respect of all material taxes for all periods as to which such tax liability of the Company and its subsidiaries is not yet due and payable, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. There is no tax deficiency, assessment or claim that has been asserted against any of the Company or its subsidiaries that would, if determined adversely against the Company or its subsidiaries, individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change.

(v) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting any of the Company or its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or its subsidiaries, and any such action, suit or proceeding described in (i) or (ii), if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by this Agreement or on the performance by the Company of its obligations under this Agreement. To the Company’s knowledge, no material labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent.

(w) The Company and its subsidiaries are each insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses. The Company has no reason to believe that the Company and its subsidiaries will not be able (i) to renew their respective existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Change.

(x) Each of the Company and its subsidiaries possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses in the manner described in the Disclosure Package and the Final Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(y) The Company and its subsidiaries (including, for the avoidance of doubt, the Partnership) maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. There are no material weaknesses in internal controls, except as disclosed in the Disclosure Package and the Final Prospectus.

(z) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus with regards to the material weakness identified in the design and operation of information technology general controls related to one of the Company’s enterprise resource planning systems, the Company and its subsidiaries (including, for the avoidance of doubt, the Partnership) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The Company’s auditors and the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company and its subsidiaries ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa) None of the Company or its subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) none of the Company or its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of harmful chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of any of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have the Company or its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any of the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by any of the Company or its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against any of the Company any of its subsidiaries or any person or entity whose liability for any Environmental Claim any of the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or would reasonably be expected to result in an Environmental Claim against any of the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim any of the Company or any of its subsidiaries has been retained or assumed either contractually or by operation of law.

(cc) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by any of the Company or its subsidiaries is in compliance in all material respects with ERISA, (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by any of the Company or its subsidiaries or any of their ERISA Affiliates (as defined below), (iii) the present value of all accumulated benefit obligations under all “employee benefit plans” established or maintained by any of the Company or its subsidiaries or any of their ERISA Affiliates in the aggregate (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such “employee benefit plans” in the aggregate, (iv) none of the Company or its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986 (as amended, the “Code”, which term, as used herein includes the regulations and published interpretations thereunder) or Section 4062(e) of ERISA, and (v) each “employee benefit plan” established or maintained by any of the Company or its subsidiaries that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to any of the Company or its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which any of the Company or its subsidiaries is a member.

(dd) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ee) Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) None of the Company or any of its subsidiaries nor any of their respective directors, officers or employees, nor, to the knowledge of Company, any agent, affiliate, representative or other person acting on behalf of the Company or any of their its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, none of the Company or any of its subsidiaries knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X under the Securities Act.

(ii) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), each of the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and as disclosed in the Disclosure Package and the Final Prospectus, except to the extent failure to own or possess the foregoing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Company or its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(jj) The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with the operation of their businesses as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Securities to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(d) Neither the execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

(e) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Disclosure Package and the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Final Prospectus which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Final Prospectus or any amendment or supplement thereto.

(f) In respect of any statements in or omissions from the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriters by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) or (i)(f) of this Section.

(g) Such Selling Stockholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Code, or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(h) Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement have each been duly authorized, executed and delivered by such Selling Stockholder.

(i) Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule III hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.

(j) (i) Neither any Selling Stockholder nor any of its subsidiaries, or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions; or

(B) located, organized or resident in a country or territory that is a Sanctioned Country.

(ii) No Selling Stockholder will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is a Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, no Selling Stockholder has knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was a Sanctioned Country.

(iv) (a) Neither any Selling Stockholder nor any of its subsidiaries or controlled affiliates, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Stockholder and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws; and (c) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(k) The operations of such Selling Stockholder and each of its subsidiaries are and have been conducted at all times in compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each of the Selling Stockholders the number of Underwritten Securities (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Securities to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule III hereto and the denominator of which is the aggregate number of Underwritten Securities to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Selling Stockholders named in Schedule II hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule II hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representative to such Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. In the event that the Underwriters exercise less than their full option to purchase Option Securities, the number of Option Securities to be sold by each Selling Stockholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholders named in Schedule II hereto will deliver the Option Securities (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Selling Stockholders named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders named in Schedule II hereto. If settlement for the Option Securities occurs after the Closing Date, the such Selling Stockholders will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable for, shares Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may (a) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (b) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or granted under employee stock option plans or other equity incentive plans outstanding as of the Execution Time or issue restricted stock units or performance stock units, in each case, disclosed in the Disclosure Package, (c) the Company may file a registration statement on Form S-8, or an amendment thereto, in connection with any company stock plan or (d) the entry into an agreement providing for the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (d) does not exceed 10% of the number of Common Stock outstanding immediately after the offering of the Common Stock pursuant to this Agreement and prior to such issuance each recipient of any such securities shall execute and deliver to the Representative a “lock-up” agreement substantially in the form of Exhibit A hereto.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus included in the Disclosure Package, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus included in the Disclosure Package, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities not required to be paid by the Selling Stockholder or the Underwriters pursuant to the other terms hereof; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, subject to an aggregate cap for all fees of such counsel paid by the Company pursuant to this section (5)(i)(h) of $20,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings , subject to an aggregate cap for all fees of such counsel paid by the Company pursuant to this section (5)(i)(h) of $20,000); (viii) all expenses incident to the “road show” for the offering of the Securities; provided that you shall only be responsible for half of the cost of any chartered airplane or other transportation (with the Underwriters being responsible for the other half of such expenses); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder not explicitly addressed in other provisions of this Agreement.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(ii) Each Selling Stockholder agrees with the several Underwriters that:

(a) Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

(b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Final Prospectus or any Free Writing Prospectus which comes to the attention of such Selling Stockholder.

(d) Such Selling Stockholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(e) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(f) Such Selling Stockholder will comply with the agreement contained in Section 5(i)(i).

(g) Such Selling Stockholder shall deliver on or prior to the Closing Date a valid and duly executed IRS Form W-9.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Latham & Watkins LLP, counsel for the Company, to have furnished to the Representative their written opinion and negative assurance letters, each dated the Closing Date and addressed to the Underwriters, in each case in form and substance reasonably satisfactory to the Representative.

(c) The Selling Stockholders shall have requested and caused Kirkland & Ellis LLP, counsel for the Selling Stockholders, to have furnished to the Representative their written opinion dated the Closing Date and addressed to the Representative in form and substance reasonably satisfactory to the Representative.

(d) The Representative shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, their written opinion and negative assurance letters, each dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f) Each Selling Stockholder shall have furnished to the Representative a certificate, signed by the Chief Financial Officer of such Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) The Company shall have requested and caused (i) Deloitte & Touche LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters with respect to the financial statements and certain financial information of the Nesco Holdings, Inc. contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus, as applicable (which may refer to letters previously delivered to one or more of the Representative) and (ii) Deloitte & Touche LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters with respect to the financial statements and certain financial information of the Partnership contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus, as applicable (which may refer to letters previously delivered to one or more of the Representative), in each case, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative.

(h) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus (which may refer to letters previously delivered to one or more of the Representative), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative.

(i) The Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company as set forth on Schedule V hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

(k) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled on the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus included in the Disclosure Package or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and affiliates of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Securities Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the directors, officers, employees and affiliates of the Company and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in (i) the second sentence of the fourth paragraph under the heading “Underwriting,” (ii) the first sentence of the second paragraph under the caption “Underwriting—Commissions and Discounts” and (iii) the second sentence of the first paragraph and the second paragraph concerning stabilizing transactions and syndicate covering transactions under the caption “Underwriting—Price Stabilization, Short Positions” in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and each director, officer, employee and affiliate of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; or, if sent to the Company, will be mailed, delivered or telefaxed to 7701 Independence Ave Kansas City, Missouri 64125; Attention: Adam Haubenreich; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement, including without limitation the determination of the public offering price of the Securities and any interaction that the underwriters have with the Company, the Selling Stockholders and/or their respective representatives or agents in relation thereto, is part of an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and, with respect to any natural person Selling Stockholder, the interactions engaged in with respect to this Agreement or the transactions contemplated hereby between the Underwriters and any such affiliates, on the one hand, and any such Selling Stockholder and any such representatives or agents, on the other, will not be deemed to form a relationship with such Selling Stockholder that would require any Underwriter to treat the Selling Stockholder as a “retail customer” for purposes of Regulation Best Interest (“Reg BI”) pursuant to Rule 15l-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS (“Form CRS”) pursuant to Rule 17a-14 of the Exchange Act and (c) the engagement of the Underwriters by the Company and the Selling Stockholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering and other matters addressed herein or contemplated hereby (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholders on related or other matters). The Company and the Selling Stockholders also acknowledge and agree that the Underwriters have not rendered to them any investment advisory services of any nature or respect and will not claim that the Underwriters owe any agency, fiduciary or similar duty to them, in connection with the offering and such other matters or the process leading thereto. In addition, any natural person Selling Stockholder further acknowledges and agrees that the Underwriters have not made any recommendation to them with respect to their personal circumstances in connection with the offering or such other matters or the process leading thereto and that the Underwriters have not assumed any type of obligation under Reg BI or Form CRS in respect of any natural person Selling Stockholder as a result of entry into this Agreement or the activities contemplated hereby. The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Reg BI and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Underwritten Securities at the purchase price set forth in Section 2 above, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The Company further acknowledges and agrees that in any and all discussions with the Underwriters in connection with this Agreement and the matters contemplated hereby, that the Underwriters are providing services solely to the Company and all such employees, officers or directors of the Company engaged in such discussions are acting solely as representatives of the Company not in their individual or personal capacity as potential selling stockholders or as representatives of the Selling Stockholders (or any individual Selling Stockholder), and that any view expressed or recommendation that may be deemed to be made by the Underwriters is expressed or made solely to and for the benefit of the Company.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. The Company and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts; Amendment. This Agreement may be in the form of an Electronic Record (as defined below) and may be executed using Electronic Signatures (as defined below) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

1

Very truly yours,

CUSTOM TRUCK ONE SOURCE, INC.

By:	/s/ Bradley Meader
	Name:	Bradley Meader
	Title:	Chief Financial Officer

BLACKSTONE CAPITAL PARTNERS VI -NQ L.P.

By:	Blackstone Management Associates VI- NQ L.L.C., its general partner

By:	BMA VI-NQ L.L.C., its managing partner

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI-NQ ESC L.P.

By:	BCP VI-NQ Side-by-Side GP L.L.C., its general partner

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Authorized Person

BLACKSTONE ENERGY PARTNERS NQ L.P.

By:	Blackstone Energy Management Associates NQ L.L.C., its general partner

By:	Blackstone EMA-NQ L.L.C., its managing partner

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Authorized Person

2

BLACKSTONE ENERGY FAMILY INVESTMENT PARTNERSHIP NQ ESC L.P.

By:	BEP Side-by-Side GP NQ L.L.C., its general partner

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Authorized Person

BCP CTOS HOLDINGS L.P.

By:	Blackstone management Associates VI-NQ L.L.C., its general partner

By:	BMA VI-NQ L.L.C., its managing member

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Authorized Person

BEP CTOS HOLDINGS L.P.

By:	Blackstone Energy Management Associates NQ L.L.C., its general partner

By:	Blackstone EMA-NQ L.L.C., its managing partner

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Authorized Person

BLACKSTONE ENERGY FAMILY INVESTMENT PARTNERSHIP SMD L.P.

By:	Blackstone Family GP L.L.C., its general partner

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Senior Managing Director

3

The foregoing Agreement is hereby
confirmed and accepted as of the date

specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ Jordan Shanker
	Name:	Jordan Shanker
	Title:	Director

For itself and the other several
Underwriters named in Schedule II
to the foregoing Agreement.

4

SCHEDULE I

Underwriting Agreement dated November 17, 2021

Registration Statement No. 333-259725

Representative: Citigroup Global Markets Inc.

Title, Purchase Price and Description of Securities:

Title: Common Stock, $0.0001 par value

Price per Share to Public (include accrued dividends, if any): $8.50000

Price per Share to the Underwriters – total: $8.47025

Closing Date, Time and Location: November 22, 2021 at 10:00 a.m. at 32 Old Slip, New York, New York 10005

Type of Offering: Non-Delayed

Date referred to in Section 5(i)(i) and 5(ii)(a) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s): January 16, 2022

Modification of items to be covered by the letters delivered pursuant to Section 6(g) and (h) at the Execution Time: None.

I-1

SCHEDULE II

Selling Stockholders	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
Blackstone Capital Partners I-NQ L.P. c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154	3,036,582	3,492,069

Blackstone Family Investment Partnership VI-NQ ESC L.P. c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154	15,096	17,360

Blackstone Energy Partners NQ L.P. c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154	2,549,735	2,932,195

Blackstone Energy Family Investment Partnership NQ ESC L.P. c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154	156,378	179,835

BCP CTOS Holdings L.P. c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154	3,109,809	3,576,281

BEP CTOS Holdings L.P. c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154	3,149,642	3,622,088

Blackstone Energy Family Investment Partnership SMD L.P. c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154	305,733	351,593

Total	12,322,975	14,171,421

II-1

SCHEDULE III

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	8,013,632
Robert W. Baird & Co. Incorporated	924,223
Deutsche Bank Securities Inc.	924,223
Oppenheimer & Co. Inc.	924,223
Stifel, Nicolaus & Company, Incorporated	924,223
American Veterans Group, PBC	87,493
Bancroft Fund Ltd	87,493
Cabrera Capital Markets, LLC	87,493
Castle Oaks Apartments Limited Partnership	87,493
C.L. King & Associates	87,493
Mischler Financial Group, Inc.	87,493
Roberts & Ryan Investments Inc.	87,493

Total	12,322,975

III-1

SCHEDULE IV

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

IV-1

SCHEDULE V

Lock-Up Parties

Directors and Executive Officers:
Fred Ross
Mark D. Ein
Marshall Heinberg
Louis Samson
Rahman D’Argenio
David Wolf
Bryan Kelln
Georgia Nelson
John-Paul Munfa
David Glatt
Paul Bader
Ryan McMonagle
Bradley Meader
Joseph Ross
Thomas Rich
Stockholders:
PLATINUM EQUITY, LLC

BLACKSTONE CAPITAL PARTNERS VI-NQ L.P.

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
VI-NQ ESC L.P.

BLACKSTONE ENERGY PARTNERS NQ L.P.

BLACKSTONE ENERGY FAMILY INVESTMENT
PARTNERSHIP NQ ESC L.P.

BCP CTOS HOLDINGS L.P.

BEP CTOS HOLDINGS L.P.

BLACKSTONE ENERGY FAMILY INVESTMENT
PARTNERSHIP SMD L.P.

ENERGY CAPITAL PARTNERS III, LP

ENERGY CAPITAL PARTNERS III-A, LP

ENERGY CAPITAL PARTNERS III-B, LP

ENERGY CAPITAL PARTNERS III-C, LP

ENERGY CAPITAL PARTNERS III-D, LP

V-1

[Form of Lock-Up Agreement]	EXHIBIT A

[letterhead of officer, director or major shareholder of
[name of issuer]]

[name of issuer]
Public Offering of Common Stock

[   ], 2021

Citigroup Global Markets Inc.
As Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Custom Truck One Source, Inc. (formerly known as Nesco Holdings, Inc.), a Delaware corporation (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.0001 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a publicly filed registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than:

(A) the sale by such person of the Common Stock to be sold pursuant to the Underwriting Agreement;

(B) transfers of Common Stock as a bona fide gift or bona fide gifts;

(C) if the Common Stock is held by a corporation, partnership, limited liability company or other entity, transfers to any of its shareholders, partners, members or affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended (each, an “Affiliate”)) or any of its Affiliates’ directors, officers and employees;

(D) transfers by way of testate or intestate succession or by operation of law, or to any members of the family of the undersigned, or to any trust for the direct or indirect benefit of the undersigned or the family of the undersigned (for purposes of this lockup agreement, “family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(E) transfers to any investment fund or other entity controlled or managed by the undersigned;

(F) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (E) above;

(G) pursuant to an order of a court or regulatory agency;

(H) from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer; [or]

(I) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control (as defined below) of the Company that occurs after the consummation of the Offering and approved by the Company’s board of directors (provided that, in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the restrictions contained in this agreement);

(J) pledges pursuant to margin loans or similar arrangements and transfers pursuant thereto;

provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D),(E), (F), (G) or (H), such transfer shall not involve a disposition for value (other than in the case of a transfer or distribution pursuant to clause (E)) and each donee, transferee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph for the balance of the Lock-Up Period; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E) or (F), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above).

For purposes of clause (I) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of total voting power of the voting stock of the Company.

If the undersigned is an executive officer or director of the Company, (i) the Representative on behalf of the Underwriters agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such executive officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Furthermore, the undersigned may sell Common Stock of the Company purchased by the undersigned on the open market by any person other than the Company following the Offering if and only if no filing by any party under Section 16 of the Exchange Act or other public report or filing shall be required or shall be made voluntarily in connection with such sale during the Lock-Up Period (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) (this paragraph, the “Open Market Sale Condition”).

The foregoing restrictions shall not apply to the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1) under the Exchange Act; provided that no sales of the undersigned’s Common Stock shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

The foregoing restrictions shall also not apply to dispositions of Common Stock to the Company (i) to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock or (ii) to effect the cashless exercise of options to purchase Common Stock; provided that (A) only in the case of options to purchase Common Stock that expire during the Lock-Up Period due to the termination or other departure of the undersigned as an employee or director of the Company, the undersigned may, in addition to disposing of Common Stock pursuant to clauses (i) and (ii) of this paragraph dispose of Common Stock in the open market or otherwise in an amount of up to $500,000 in aggregate value of Common Stock to satisfy such tax withholding obligations or effect cashless exercise and (B) to the extent any filing by, or on behalf of, any party (donor, donee, transferor or transferee) under the Exchange Act shall be required to be made with respect to such transfer, such filing shall reasonably indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event, and no other public announcement shall be required or shall be made voluntarily in connection with such disposition[; provided further that only in the case of dispositions pursuant to clause (C) of the second paragraph of this letter, the undersigned may dispose of Common Stock in the open market or otherwise to satisfy tax withholding or other tax obligations in connection with such disposition].

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement) or does not become effective by [ ● ], 20211, the undersigned shall be released from all obligations under this agreement.

Yours very truly,

By:
Name:
Title:

1 To be 30 days after the date hereof.

Annex A

Significant Subsidiaries

Name	Jurisdiction
Capitol Intermediate Holdings, LLC	Delaware
Capitol Investment Merger Sub 2, LLC	Delaware
NESCO Holdings II, Inc.	Delaware
NESCO, LLC	Indiana
NESCO Finance Corporation	Delaware
NESCO International, LLC	Delaware
NESCO Investments, LLC	Delaware
NESCO El Alquiler S. de R.L. de C.V.	Mexico
CTOS Blocker GP I L.L.C.	Delaware
CTOS Blocker GP II L.L.C.	Delaware
CTOS Blocker I, L.P.	Delaware
CTOS Blocker II, L.P.	Delaware
Custom Truck One Source, L.P.	Delaware
CTOS, LLC	Delaware
Load King Parts, LLC	Missouri
Utility Fleet Sales, Ltd.	Texas
Utility Fleet Transport, LLC	Delaware
CTEC Holding Co., LLC	Missouri
CTOS CANADA, LTD.	Canada
Custom Truck One Source Forestry Equipment, LLC	Delaware
Load King, LLC	Michigan
CTOS California, LLC	California
Custom Truck & Equipment, LLC	Missouri
CTE Properties, LLC	Missouri
Custom Fabrication & Equipment, LLC	Missouri
CTOS Rentals, LLC	Delaware
CTE, LLC	Wisconsin
CTEC, LLC	Missouri
North American Equipment Upfitters, LLC	New Hampshire
North American Equipment Road Service, LLC	New Hampshire
Equipment Repair Solutions, LLC	Florida
Custom Crane Rental, LLC	Missouri
Custom Equipment Rental, LLC	Missouri
UCO Equipment, LLC	Arkansas
TNT Equipment Sales & Rentals, LLC	New Jersey
Utility Fleet Rental, LLC	Texas

A-4